Exhibit 99.1

Code Chain New Continent Announces Purchase Agreement to Buy $10 Million Worth of Bitcoin Mining Machines

NEW YORK, March 8, 2021 -- Code Chain New Continent Limited (the “Company” or “Code Chain” or “We”) (NASDAQ: CCNC), a leading eco-technology company, today announced that the execution of a purchase agreement (the “Agreement”) with Bitmain Technologies Limited (“Bitmain”). Per the Agreement, Code Chain will purchase 2,000 Antminer S19j (90 TH/s) from Bitmain for $10,034,000.00, which are expected to be delivered by October 31, 2021.

Founded in 2013, Bitmain is a privately-owned company headquartered in Beijing, China. The company engages in application-specific integrated circuit chips for bitcoin mining, high-density server equipment, and large-scale parallel computing software. Bitmain is also an operator of Antpool, one of the largest Bitcoin mining pools. With offices located in China, the US, Israel, the Netherlands, and Switzerland, Bitman serves customers worldwide.

David (Weidong) Feng, Co-CEO of Code Chain, commented, “Given this equipment purchase agreement with the leading mining operator, Code Chain is well-positioned to achieve rapid growth in our cryptocurrency mining business. We are enthusiastic about the progress we have made since our initial cryptocurrencies expansion announcement. As we await the arrival of these best-in-class miners, we expect the purchased miners to generate remarkable value to the Company in its mining operations and its shareholders.”

About Code Chain New Continent Limited

Founded in 2009, Code Chain New Continent Limited engages in the research, development, and sale of solid waste recycling systems for the mining and industrial sectors, the wholesale and sale of fuel materials, harbor cargo handling services and production and sales of coating materials in the PRC. It provides end-users in these markets with a clean alternative to traditional waste disposal by significantly reducing solid waste discharge into the environment and enabling such users to extract value from valuable metals and other industrial waste materials. Upon completion of Sichuan Wuge Network Games Co., Ltd. (“Wuge”), the Company has also diversified its business. Wuge was established in 2019 and is still in this early developing stage. Wuge produced electronic tokens that combine the five-W elements (when, where, who, why, what), geographic location via the Beidou satellite system and identity information using Code Chain technology. The electronic tokens are unique, tradable, and inheritable digital assets and cannot be tampered. The electronic tokens are based on and stored in the Code Chain system and can be used to monitor and document all kinds of consumer behaviors that involve code-scanning.

Safe Harbor Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements may include, but are not limited to, statements containing words such as “may,” “could,” “would,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “expects,” “intends”, “future” and “guidance” or similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to change at any time. These forward-looking statements are based upon management’s current expectations and are subject to a number of risks, uncertainties and contingencies, many of which are beyond the Company’s control that may cause actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including those described under the heading “Risk Factors” in the Company’s public filings with the Securities and Exchange Commission, including the Company’s annual report on 10-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable law.